Exhibit 10.5
TRINITY INDUSTRIES, INC.

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK GRANT AGREEMENT

THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK GRANT AGREEMENT (the “Agreement”), by and between TRINITY INDUSTRIES, INC. (hereinafter called, the “Company”) and [FIRST NAME] [LAST NAME] (hereinafter called, the “Director”), is made as of [DATE] (the “Date of Grant”);

WITNESSETH:

WHEREAS, the Company has established the Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (“Plan”), and which Plan is made a part hereof; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the Director be granted an award of Restricted Stock subject to the term of the Plan and the terms stated below, as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

1.	Grant of Restricted Shares.

Subject to the terms and conditions of the Plan, this Agreement and the restrictions set forth below, the Company hereby grants to the Director (this “Restricted Stock Grant”) [TOTAL SHARES GRANTED] Shares of the Company (the “Restricted Shares”). The Restricted Shares may be issued in certificated or book-entry form as the Company may determine.

2.	Restrictions; Vesting Schedule; Forfeiture.

The Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (the “Restrictions on Transferability”) until the Restrictions on Transferability shall lapse. The Restrictions on Transferability shall lapse upon the first to occur of the following: the Restrictions on Transferability shall lapse on the first anniversary of the Date of Grant, or if earlier (i) upon death of the Director, (ii) upon the termination of the Director’s service for Disability (as defined in the Plan), or (iii) with the consent of the Board, in its sole discretion. Subject to Section 18 of the Plan, upon a Change in Control (as defined in the Plan), the Restrictions on Transferability with respect to the Restricted Shares shall not lapse, but rather shall continue until they lapse in accordance with the schedule set forth above.

Any unvested Restricted Shares shall be forfeited by the Director to the Company if prior to the lapse of the Restrictions on Transferability, the Director ceases to be a director of the

Company (or otherwise terminates service) with the Company for any reason, which termination shall be evidenced by written notice from the Company or from the Director. Upon forfeiture, the Company shall have all right, title and interest in the Restricted Shares and the Director shall have no further right, title or interest therein. Until the Restrictions on Transferability shall lapse, any certificates representing the Restricted Shares shall bear a legend giving notice of such restrictions as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED PURSUANT TO A NON-EMPLOYEE DIRECTOR RESTRICTED STOCK GRANT AGREEMENT DATED AS OF [ DATE] AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF OR ENCUMBERED AT ANYTIME WITHOUT THE PRIOR WRITTEN APPROVAL OF THE COMPANY.

Upon the lapse of the Restrictions on Transferability with respect to any of the Restricted Shares, such shares without the restrictive legend noted above shall be delivered to the Director or the Director’s personal representative.

3.	Stockholder Status.

Effective upon satisfaction of the conditions set forth in Section 12, the Director will become the holder of record of the Restricted Shares and have all rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and the right to receive all dividends earned with respect to the Restricted Shares, subject to the terms and conditions set forth in this Agreement. With respect to any dividends declared with respect to the Restricted Shares, such dividends shall be accrued by the Company for the Director’s account, and shall be distributed to the Director in cash or, in the sole discretion of the Board, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the lapse of the Restrictions on Transferability (as defined below) with respect to the applicable Restricted Shares to which such dividends are attributable. No dividends shall be accrued or paid with respect to Restricted Shares that are forfeited in accordance with Section 2 above, and any right to such dividends shall be forfeited at the time the underlying Restricted Shares are forfeited.

4.	Subject to Plan.

The Restricted Shares are granted subject to the terms and provisions of the Plan of the Company, which Plan is incorporated herein by reference. In case of any conflict between this Agreement and the Plan, the terms and provisions of the Plan shall be controlling. Capitalized terms used herein, if not defined herein, shall be as defined in the Plan.

5.	Tax Requirements; Tax Election.

The Director shall be liable for any and all taxes, arising out of this Restricted Stock Grant, the vesting of the Restricted Shares or otherwise hereunder. The Director is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this

Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Director agrees that if the Director makes such an election, the Director shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code.

6.	No Rights of Continued Service.

Neither the Plan nor this Agreement nor any provisions under either shall be construed to confer upon the Director any right to remain a director of the Company, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company to terminate the Director’s service at any time.

7.	Adjustment of Number of Restricted Shares.

The number of Restricted Shares awarded pursuant to this Agreement shall be subject to adjustment in accordance with Section 20 of the Plan.

8.	Entire Agreement.

This Agreement together with the Plan supersede any and all other prior understandings, negotiations and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. The Director acknowledges that the Director is relying solely on the Director’s own judgment in entering into this Agreement, and not on any communications, promises, or representations of the Company or its agent, except as expressly contained in this Agreement. The Committee may amend this Agreement without the Director’s consent provided that it concludes that such amendment is not materially adverse to the Director, or is permitted under Section 20 of the Plan. Except as provided by the immediately preceding sentence, no change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.

9.	Interpretation of this Agreement.

The administration of the Plan has been vested in the Human Resources Committee (the “Committee”), and all questions of interpretation and application of this Restricted Stock Grant shall be subject to determination by a majority of the members of the Committee, which determination shall be final and binding on the Director.

10.	Law Governing.

This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

11.	Notice.

Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to be delivered only when actually received by the Company or the Director, as the case may be, at the addresses set forth below (or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith):

(i)
Notice to the Company shall be sent electronically to compensation@trin.net or in hard copy addressed and delivered as follows: Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207, Attention: Corporate Benefits Department.

(ii)	Notice to the Director shall be sent electronically to the Director’s Company e-mail address or, in hard copy addressed and delivered to the Director’s address then on file with the Company.

12.	Acceptance.

This Restricted Stock Grant is subject to and conditioned upon the Director’s acceptance of the terms hereof.

* * * * * * * *

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Director, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the Date of Grant.

Trinity Industries, Inc.

By:	_________________________________
Name:	_________________________________
Title:	_________________________________

DIRECTOR
___________________________________________
Name: [FIRST NAME] [LAST NAME]